UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2013

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Departure of an Officer

Effective as of December 13, 2013, Stephen Bozzo resigned as the Chief Information Officer of 1-800-FLOWERS.COM, Inc.

(c)  Appointment of an Officer

On December 16, 2013, Mr. Arnold P. Leap, age 45, was named Chief Information Officer of 1-800-FLOWERS.com, Inc.  Prior to joining the Company, Mr. Leap served as Executive Vice President for Direct Insite.  He joined Direct Insite in 1997 as the Director of Development and was promoted to serve as the company’s Chief Technology Officer in 1998.  Mr. Leap and his team were responsible for developing a number of Direct Insite's key technologies, including its Invoices On-Line (IOL) and Electronic Bill Presentment and Payment (EBPP) products. In 2000, Mr. Leap was promoted to serve as an Executive Vice President for Direct Insite.  Mr. Leap continued to lead the company's research and product development and was responsible for operations, channel and business development.

He is an active member of the Open Applications Group, Inc., a not-for-profit open standards group committed to building process-based XML standards and improving application integration.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on December 13, 2013.  The stockholders considered one proposal, which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

1.           The following nominees for directors were elected to serve three-year terms expiring at the 2016 annual Meeting of the Stockholders:

				Broker
Nominee	For	Against	Abstentions	Non-Votes
Eugene DeMark	382,219,447	0	1,273,644	0
Leonard J. Elmore	382,587,653	0	905,438	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 2013

1-800-FLOWERS.COM, Inc.

By:	/s/ William E. Shea
William E. Shea
Chief Financial Officer & Senior Vice-President